REVOLVING PROMISSORY NOTE

$1,500,000.00	Edina, Minnesota
February 15, 2017

FOR VALUE RECEIVED, the undersigned, WSI INDUSTRIES, INC., a Minnesota nonprofit corporation (the “Borrower”), promises to pay to the order of TRADITION CAPITAL BANK, a banking corporation under the laws of the State of Minnesota (the “Lender”) (Lender and any holder of this Note from time to time are sometimes collectively referred to as “Holder”), at 7601 France Avenue, Suite 140, Edina, MN 55435, or such other place as may hereinafter be designated from time to time in writing by the Holder hereof, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) or so much thereof as shall have been advanced hereunder to or for the benefit of the undersigned (the “Loan Amount”) pursuant to the terms of that certain loan agreement of even date herewith (the “Loan Agreement”), made by the Borrower and Lender, together with interest from the date hereof until fully paid, at the rates hereinafter provided, on the Loan Amount, from time to time, advanced and remaining unpaid (the “Principal Balance”). Any portion of the Loan Amount repaid may be advanced again by Borrower prior to the Maturity Date; provided, Borrower is not in default under the terms and conditions of the Loan Documents (as defined in the Loan Agreement) and Borrower complies with all conditions precedent to an advance as provided in the Loan Agreement. The Principal Balance and interest shall be due as follows:

A. Monthly payments of accrued interest on the Principal Balance shall be made commencing on March 15, 2017, and continuing on the 15th day of each and every month thereafter until February 15, 2018 (the “Maturity Date”) when the entire unpaid principal, accrued but unpaid interest and any other charges due hereon shall be fully due and payable. On the Maturity Date, the entire Principal Balance and all accrued and unpaid interest shall be paid in full. Borrower acknowledges that the payment due on the Maturity Date is a balloon payment and that Lender or any holder of this Note shall have no obligation and has made no commitment to the Borrower to renew and/or extend or otherwise assist the Borrower in making arrangements for continued financing of this Note, which Borrower shall have to do from its own funds or from funds obtained from other sources or means.

B. Commencing on the date hereof and continuing through the Maturity Date, interest shall accrue on the Principal Balance at a variable rate equal to the LIBOR Rate, plus two percent (2.0%) per annum, subject to an interest rate floor of two and seventy-five one hundredths percent (2.75%) per annum (the “Interest Rate”). The LIBOR Rate shall mean the 30-day London Interbank Offered Rates (LIBOR) as reported in the “Money Rates” column or section of the Wall Street Journal (Midwest Edition) (the “LIBOR Rate”). The LIBOR Rate shall float and the Interest Rate shall adjust the next day following any time there is a change in the LIBOR Rate (each, an “Adjustment Date”). On each Adjustment Date, the Interest Rate shall change to a new amount and shall continue in effect until the next Adjustment Date. If the LIBOR Rate is no longer available, Lender shall reasonably select a new index which is based upon comparable information and results in comparable interest rates as the LIBOR Rate and shall so notify Borrower. The annual Interest Rate for the Note is computed on an actual 360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding Principal Balance, multiplied by the actual number of days the Principal Balance is outstanding.

C. If any scheduled payment of principal or interest, including, but not limited to, the balloon payment, due on the Note is not paid within ten (10) days of the due date thereof, the Borrower shall pay to the Lender a late charge equal to five percent (5%) of the amount of such late monthly installment, including the final payment.

D. The outstanding principal balance of this Note may be prepaid at any time at the option of Borrower, in whole or in part. All payments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest due on the Note, and lastly to principal.

This Note has been executed by the Borrower and delivered and issued by the Lender in accordance with the Loan Agreement and the Borrower and the Lender are entitled to all the benefits, rights and privileges contained in the Loan Agreement. This Note shall be revolving and any payments made by Borrower applied to the Principal Balance may be redrawn in accordance with the terms of the Loan Agreement.

This Note is secured by, inter alia, Security Agreements by executed Borrower and Guarantors (as defined in the Loan Agreement) in favor of Lender of even date herewith upon all the business assets of the Borrower and Guarantors, as more fully set forth in the Security Agreements; and pursuant to the terms and conditions contained in the Loan Agreement, which are to be kept and performed by Borrower are hereby made a part of this Note, and to the same extent and with the same force and effect as if they were fully set forth herein. The Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

Time is of the essence hereof. During the continuance of an Event of Default (as defined in the Loan Agreement) beyond any applicable cure period, Lender, at its option, may also, if permitted under applicable law, increase the interest rate of the Note by five percent (5.0%), except as expressly stated otherwise in the Loan Agreement. Upon an Event of Default, the Holder at its option and without further notice, demand or presentment for payment to Borrower or others, may declare immediately due and payable the Loan Amount and interest accrued thereon, together with any reasonable attorneys’ fees incurred by Holder in collecting or enforcing payment thereof, whether suit be brought or not, and all other sums due by Borrower hereunder, under the Loan Agreement or under the Loan Documents, anything herein, in the Loan Agreement or in Loan Documents to the contrary notwithstanding, and payment thereof may be enforced and recovered in whole in or in part at any time by one or more of the remedies provided to Holder in this Note, the Loan Agreement or in the Loan Documents.

The remedies of Holder as provided herein and in the Security Agreements, Loan Agreement or Loan Documents shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

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Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

Holder shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder, and then only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

All agreements herein are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If from any circumstances whatsoever fulfillment of any provision hereof at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

This instrument shall be governed by and construed according to the laws of the State of Minnesota, without regard to principles of conflicts of law.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note on the day and year first above written.

WSI INDUSTRIES, INC.,
a Minnesota corporation

By:	/s/ Paul D. Sheely
Name:	Paul D. Sheely
Its:	Chief Financial Officer

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